UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2011

Orange 21 Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California		92011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 804-8420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 1 to Amended and Restated Executive Employment Agreement with Michael Marckx

On December 15, 2011, Orange 21 Inc. entered into an Amendment No. 1 to Amended and Restated Employment Agreement with Michael Marckx (the “Amendment”). Mr. Marckx is currently our chief executive officer and president. The Amendment amends the Amended and Restated Employment Agreement that we entered into on November 2, 2011 with Mr. Marckx to increase the amount of cash bonus that Mr. Marckx is eligible to receive for Mr. Marckx’s service to our company during fiscal 2011 from $50,000 to $150,000. The final bonus amount will be determined at the sole discretion of our board of directors or its compensation committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Executive Employment Agreement by and between the Company and Michael Marckx dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011	Orange 21 Inc.

	By:	/s/ Michael D. Angel
Michael D. Angel
Interim Chief Financial Officer and Treasurer